QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2002

UNITED STATIONERS INC.
(Exact name of Registrant as specified in charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

UNITED STATIONERS SUPPLY CO.
(Exact name of Registrant as specified in charter)

Illinois	33-59811	36-2431718
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
2200 East Golf Road
Des Plaines, Illinois	60016-1267
(Address of Principal Executive Offices)	(Zip Code)

Registrants' telephone number, including area code: (847) 699-5000

United Stationers Inc. and United Stationers Supply Co.

Item 5.    Other Events.

        The Board of Directors of United Stationers Inc. (the "Company") has elected Richard W. Gochnauer, 52, to the office of President and Chief Executive Officer, to become effective on December 23, 2002 following the retirement of Randall W. Larrimore, 55, current President and Chief Executive Officer. On December 23, 2002, Mr. Larrimore will also retire from the Company's Board of Directors. In the fourth quarter of 2002, the Company will record a pre-tax expense of approximately $1.8 million, which includes a $0.6 million non-cash charge, related to Mr. Larrimore's retirement agreement (included in this report as Exhibit 99.1).

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits

Number	Exhibit
99.1	Randall W. Larrimore Retirement Agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC. UNITED STATIONERS SUPPLY CO. (Registrants)
Dated: November 25, 2002	By:	/s/ KATHLEEN S. DVORAK Kathleen S. Dvorak Senior Vice President and Chief Financial Officer

QuickLinks

  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES